                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      December 12, 2002

                             Teton Petroleum Company
             (Exact name of registrant as specified in its charter)

        Delaware                      000-31170                1482290
(State or other jurisdiction     (Commission File No.)      (IRS Employer
    of incorporation                                      Identification No.)

 P.O. Box 774327, Steamboat Springs, CO                       80477
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code        (970) 870-1417

          (Former name or former address, if changed since last report)

ITEM 5 - Other Events

During October and November of 2002 the Company raised approximately  $2,005,000 in proceeds from private  placement  offerings.  The additional  proceeds raised will improve the Company's overall stockholder's equity balance of $2,645,000 at
September 30, 2002 to $4,650,000  before  consideration of results of operations and other changes during the corresponding period. The increase to stockholder's equity as a result of the additional  private placement proceeds received is not necessarily  indicative of the Company's current or future  stockholder's equity balances due to the impact of operating  results,  additional capital raised and other changes which may occur.

On December 3, 2002 the Company  announced that its recent private placement had significant institutional involvement, in addition to third quarter results. The
Company disclosed in the third quarter it had a cash loss of $600,000. Presented below is a  reconciliation  of the Company's net loss as reported on Form 10-QSB for the  quarter  ended  September  30, 2002 to the cash loss  disclosed  in the
December 3, 2002 press release.

Net loss for the three months-ended September 30, 2002    $ (2,216,169)

Add back of non-cash expenses:
Depreciation, depletion and amortization                        68,419
Consulting services                                             74,665
Interest expense converted to equity                            71,104
Financing charges                                            1,390,951
                                                          ------------
  Total non-cash adjustments                                 1,605,143
                                                          ------------

Cash loss for the three months-ended September 30, 2002   $    611,026
                                                          ============

ITEM 7 - Financial Statements and Exhibits

c)  Exhibits

99.1      Copy of Press Release

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                    TETON PETROLEUM COMPANY

Date: December 12, 2002             By:   /s/ H. Howard Cooper
                                          H. Howard Cooper
                                          Chief Executive Officer

Date: December 12, 2002             By:   /s/ Thomas F. Conroy
                                          Thomas F. Conroy
                                          Chief Financial Officer
                                          (principal financial officer)